UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2021
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As the Company announced in its April 2021 proxy statement for its 2021 annual shareholder meeting, American Equity Investment Life Holding Company’s Board of Directors (the Company’s Board) engaged a nationally recognized corporate governance expert as an independent consultant to review the Board’s and its committees’ composition, tenure, charters, guidelines and processes, informed by industry corporate governance best practices. The Board formed a working group of directors to work with the Company's independent advisors and develop proposed governance changes and recommendations that were then discussed with each director and presented to the Board. At a special meeting on August 4, 2021 attended by all directors, the Board adopted the working group's recommendations in the best interests of the Company, its shareholders, and other stakeholders.
The Board is taking these major steps to reset its governance, maintain alignment with the Company’s strategic evolution, and demonstrate best practices. The Board changes will enhance its ability to focus on long-term shareholder value through attention to strategy, risk, talent, metrics for prudent and active risk-taking, management oversight, and sustainability. To these ends, the Board:
•will consider its optimum Board size to be seven to nine directors, plus the Chief Executive Officer (the CEO);
•adopted a new retirement policy that directors will not stand for re-election at or after 75 years of age;
•expects not to nominate or appoint former Company employees to the Board;
•expects not to appoint former-Company-employee directors or the CEO to serve on any of the Board’s standing committees; and
•consistent with these steps, re-formed its committees' membership and revised its committees' responsibilities by:
◦establishing a new Audit and Risk Management Committee with responsibilities for the Company's audit, information security, privacy, related person transaction, and operational, actuarial, and reputational risk oversight;
◦refreshing the responsibilities of the Nominating and Governance Committee to enhance its role in director nominee selection, skill development, training, and self-assessment;
◦expanding the focus of the Compensation and Talent Management Committee on CEO and executive officer performance, evaluation, compensation, and succession and its oversight of talent management, leadership, culture, and management of any risks from succession planning or compensation plans;
◦appointing an independent director to chair the Investment Committee and expand the committee’s focus on oversight of portfolio risk; and
◦assigning responsibility for technology and innovation oversight to the Board, expecting to establish protocols to frame the issues, deploy director leadership and appropriately inform the Board in the exercise of this responsibility. The Board will also have appropriate sustainability oversight responsibilities.
The Board will amend and restate its corporate governance guidelines, make new committee assignments, and adopt new committee charters, each of which will be disclosed on the Company’s website as applicable under New York Stock Exchange rules.
In connection with these changes, the Board has also reviewed its three director classes and expects to rebalance its 2023 class. Douglas T. Healy agreed on August 4, 2021 to stand for re-election in 2023 (subject to nomination by the Board at that time), one year earlier than the current end of his term.
The forward-looking statements in this disclosure, such as expect, maintain, and will, are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” the Company describes in its U.S. Securities and Exchange Commission filings. The Company’s future results could differ, and it has no obligation to correct or update any of these statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: August 6, 2021	By:	/s/ Phyllis Zanghi
Phyllis Zanghi
Executive Vice President and Chief Legal Officer